Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraft.com	ir@kraft.com

KRAFT FOODS HIGHLIGHTS MARGIN-IMPROVEMENT INITIATIVES

AT BARCLAYS CAPITAL BACK-TO-SCHOOL CONSUMER CONFERENCE

Company Outlines Strong Pipeline of Cost-Savings Efforts

and European Growth Opportunities

NORTHFIELD, Ill. – Sept. 9, 2009 – Today, at the Barclays Capital Back-to-School Consumer Conference, Kraft Foods (NYSE: KFT) is providing investors with a strategic update, including a review of the company’s successful three-year turnaround plan.

“We have a strong pipeline of cost-savings initiatives,” said Tim McLevish, Executive Vice President and Chief Financial Officer. “We expect significant near-term savings in end-to-end productivity, including procurement, manufacturing and customer service and logistics. Plus, optimizing the efficiency and effectiveness of our corporate and business unit support functions will drive overhead leverage.”

As a result of these and other initiatives, Kraft Foods is targeting:

•	Productivity as a percentage of cost of goods sold of greater than 4 percent by 2011, up from less than 3 percent in 2008

•	A reduction of about five days in its cash conversion cycle by 2011, from 46 days in 2008

•	Overhead as a percentage of net revenue of approximately 12.5 percent in 2011, down from about 14 percent in 2008

•	Operating income margins in the mid-teens by 2011, up from 12.3[1] percent in 2008

Delivering Growth and Improved Profitability in Europe

In addition, Michael Clarke, Executive Vice President and President, Kraft Foods Europe, outlined the pillars of the company’s growth and margin-improvement initiatives in Europe. These include greater focus on priority brands, end-to-end productivity and lower overheads.

“We have scale, a balanced portfolio and strong share positions in biscuits, chocolate, coffee and cheese,” said Clarke. “By focusing on our higher-margin brands and growth platforms, we are continuing to drive productivity and overhead savings in Kraft Foods Europe.”

[1]	Reflects Operating Income Margin ex-Items. Reported 2008 Operating Margin was 9.2%. Please see discussion of non-GAAP Financial Measures.

The company’s European productivity savings are expected to come from procurement, manufacturing and distribution efficiencies. Leveraging the company’s pan-European operating structure and further integrating biscuit operations is expected to reduce overhead as a percentage of net revenue by about 200 basis points by 2011.

Ten priority brands – Milka and Côte d’Or chocolates; Oreo, Belvita, Tuc and Mikado biscuits; Jacobs, Carte Noire and Kenco coffees; and Philadelphia cream cheese – are expected to drive European organic revenue growth, targeted at 1-3 percent. At the same time, Kraft Foods continues to target increasing profit margins to industry benchmark levels through productivity and overhead savings.

Kraft Foods’ presentation was accompanied by slides. Access to a replay of the webcast with accompanying slides is available at www.kraftfoodscompany.com.

Proposed Combination with Cadbury plc

On September 7, Kraft Foods announced that it had made a proposal to the Board of Cadbury plc to combine the two companies. For further information, please go to www.transactioninfo.com/kraftfoods.

About Kraft Foods

Kraft Foods (www.kraftfoodscompany.com) makes today delicious in 150 countries around the globe. Our 100,000 employees work tirelessly to make delicious foods consumers can feel good about. From American brand icons like Kraft cheeses, dinners and dressings, Maxwell House coffees and Oscar Mayer meats, to global powerhouse brands like Oreo and LU biscuits, Philadelphia cream cheeses, Jacobs and Carte Noire coffees, Tang powdered beverages and Milka, Côte d’Or, Lacta and Toblerone chocolates, our brands deliver millions of smiles every day. Kraft Foods (NYSE: KFT) is the world’s second largest food company with annual revenues of $42 billion. The company is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, the Dow Jones Sustainability Index and the Ethibel Sustainability Index.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to estimates of our productivity as a percentage of cost of goods sold, reductions in our cash conversion cycle, our overhead as a percentage of net revenue and operating income margins, and our beliefs that: we have a strong pipeline of cost-savings initiatives; we expect significant near-term savings in end-to-end productivity, including procurement, manufacturing and customer service and logistics; optimizing the efficiency and effectiveness of our corporate and business unit support functions will drive overhead leverage; scale, a balanced portfolio and strong share positions in biscuits, chocolate, coffee and cheese are the pillars of our growth and margin-improvement initiatives in Europe; by focusing on our higher-margin brands and growth platforms, we are continuing to drive productivity and overhead savings in Kraft Foods Europe; our European productivity savings are expected to come from procurement, manufacturing and distribution efficiencies; by leveraging our pan-European operating structure and further integrating biscuit operations we expect to reduce overhead as a percentage of net revenue by about 200 basis points by 2011; we expect ten of our priority brands to drive European organic revenue growth; and continue to target increasing profit margins to industry benchmark levels through productivity and overhead savings; and statements about our proposed combination with Cadbury plc. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, continued volatility of input costs, pricing actions, increased competition, our ability to differentiate our products from private label products, unanticipated expenses such as litigation or legal settlement expenses, our indebtedness and ability to pay our indebtedness, the shift in our product mix to lower margin offerings, risks from operating internationally, tax law changes, the possibility that our proposed combination with Cadbury will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the combination, adverse effects on the market price of our common stock and on our operating results because of a failure to complete the combination, failure to realize the expected benefits of the combination, negative effects of announcement or consummation of the combination on the market price of our common stock, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following the combination. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this document except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The company is presenting operating income margin on a basis excluding items that affect comparability of results. When the company uses operating income margin excluding items, it is a non-GAAP financial measure. The term “items” includes asset impairment, exit and implementation costs primarily related to a restructuring program that ended in 2008 (the “Restructuring Program”). These restructuring charges include separation-related costs, asset write-downs, and other costs related to the implementation of the Restructuring Program. Other excluded items pertain to asset impairment charges on certain long-lived assets, gains and losses on divestitures, charges from certain legal matters, and other one-time costs related to the company’s European Union segment reorganization.

Management believes that certain operating income margin on a basis excluding items provides additional meaningful comparisons between current results and results in the prior operating period. More specifically, management believes this non-GAAP financial measure reflects fundamental business performance because it excludes certain items that affect comparability of results.

See the attached schedule for supplemental financial data and corresponding reconciliations to certain GAAP financial measures for the year ended December 31, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies.

Additional U.S.-Related Information

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury or Kraft Foods. Subject to future developments, we may file a registration statement and/or tender offer documents with the SEC in connection with the proposed combination. Cadbury shareholders should read those filings, and any other filings made by us with the SEC in connection with the proposed combination, as they will contain important information. Those documents, if and when filed, as well as our other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at our website at www.kraftfoodscompany.com.

— make today delicious —

Kraft Foods

Reconciliation of GAAP to Non-GAAP Information

Operating Income Margin

For the Twelve Months Ended December 31, 2008

($ in millions) (Unaudited)

	As Reported (GAAP)	Asset Impairment, Exit and Implementation Costs - Restructuring	Asset Impairments / Other Expenses - Non-Restructuring	(Gains) / Losses on Divestitures, Net	Excluding Items (Non-GAAP)
Kraft Foods
Net Revenues	$41,932	—	—	—	$41,932
Operating Income	$3,843	989	223	92	$5,147
Operating Income Margin	9.2%				12.3%